Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form F-4 Registration Statement of Sphere 3D Corporation (the “Company”) of our report dated May 14, 2014, with respect to the consolidated financial statements of Tandberg Data Holdings S.à r.l., which report appears in Overland Storage, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2014, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft

Berlin, Germany

July 22, 2014